EXHIBIT 3.1
CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
Verint Systems Inc., a Delaware corporation (the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”) does hereby certify:
FIRST: The name of the Corporation is Verint Systems Inc. The Corporation was originally incorporated under the name Interactive Information Systems Corporation and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 23, 1994.
SECOND: The Corporation’s Amended Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 19, 2002 (the “Amended and Restated Certificate of Incorporation”).
THIRD: The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending the Restated Certificate of Incorporation as follows:
1.Section (a) of Article FOURTH of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:
“The total number of shares of capital stock which the Corporation shall have authority to issue is 242,207,000, of which 240,000,000 shares shall be common stock having a par value of $0.001 per share (“Common Stock”) and 2,207,000 of which shares shall be preferred stock having a par value of $0.001 per share (“Preferred Stock”).”
FOURTH: Thereafter, pursuant to a resolution of the Board, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Sections 222 and 242 of the DGCL.

[SIGNATURE APPEARS ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer, as of the 23rd day of June, 2022.

VERINT SYSTEMS INC.

By:   /s/ Jonathan Kohl
Name: Jonathan Kohl
Title: Corporate Secretary

[Signature Page to Certificate of Amendment]